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              American Century Mutual Funds, Inc.
              Exhibit 77O
              For the period ending 04/30/2007

Fund          Issuer                                    Ticker             Principal Amount (US$)      Principal Amount (Foreign$)
FUNDEQ        Duncan Energy Partners LP                 DEP                   $ 273,000,000
FUNDEQ        Boart LongYear Group                      BLY.AX                $ 1,921,440,095             AUD 2,347,944,150.00

Fund          Issuer                                    Ticker        Amount Purchased (US$)           Amount Purchased (Foreign$)
FUNDEQ        Duncan Energy Partners LP                 DEP           $    525,000.00
FUNDEQ        Boart LongYear Group                      BLY.AX        $    530,600.75                     AUD 648,378.75

Fund          Issuer                                    Ticker       Trade Date       Price                   Price-Foreign
FUNDEQ        Duncan Energy Partners LP                 DEP           1/30/2007       $21.0000
FUNDEQ        Boart LongYear Group                      BLY.AX        4/3/2007        $1.5139                    AUD 1.85

Fund          Issuer                                    Ticker                  Underwriter                  Underwriting Spread
FUNDEQ        Duncan Energy Partners LP                 DEP                        LEHM                          6.000%
FUNDEQ        Boart LongYear Group                      BLY.AX                     MAQU                          3.000%

Fund          Issuer                                    Ticker                   Currency                Underwriting Spread (US$)
FUNDEQ        Duncan Energy Partners LP                 DEP                         USD                         $1.260
FUNDEQ        Boart LongYear Group                      BLY.AX                      AUD                         $0.045
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